UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 11, 2011
Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13647	73-1356520
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5330 East 31st Street, Tulsa, Oklahoma  74135
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
         (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
         CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS

On October 11, 2011, Dollar Thrifty Automotive Group, Inc., a Delaware corporation (the “Company”), reiterated its preliminary expectations for earnings results for the third quarter of 2011.  The Company expects rental revenue to increase by approximately 2 percent as compared to the third quarter of 2010.  Corporate Adjusted EBITDA, excluding merger-related expenses, is expected to range from $110 to $120 million for the quarter, as compared to $93.7 million for the third quarter of 2010.  The Company noted that it expects gains from sales of risk vehicles to be approximately $18 million in the third quarter of 2011, compared to approximately $10 million of gains in the third quarter of 2010.

The Company noted that its previously announced guidance for the full year of 2011 for rental revenues and fleet costs, as well as its targeted range for Corporate Adjusted EBITDA, excluding merger-related expenses, of $270 to $290 million, remain unchanged.

ITEM 7.01	REGULATION FD DISCLOSURE

On October 11, 2011, the Company issued the news release attached hereto as Exhibit 99.1, which release is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit No.                                                      Description

99.1	News release of Dollar Thrifty Automotive Group, Inc. dated October 11, 2011: Dollar Thrifty Announces Completion of Solicitation Process

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

October 11, 2011	By:	/s/ H. CLIFFORD BUSTER III
H. Clifford Buster III
Senior Executive Vice President, Chief Financial
Officer and Principal Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                                      Description

99.1	News release of Dollar Thrifty Automotive Group, Inc. dated October 11, 2011: Dollar Thrifty Announces Completion of Solicitation Process